DISCOVERY ZONE, INC.

            $20,000,000 13 1/2% SENIOR COLLATERALIZED NOTES DUE 2002

        SERIES A WARRANTS TO PURCHASE 601,585,205 SHARES OF COMMON STOCK
                                       OR

                  601,585,205 SHARES OF NON-VOTING COMMON STOCK

           SERIES B REDEEMABLE WARRANTS TO PURCHASE 265,405,238 SHARES

        OF COMMON STOCK OR 265,405,238 SHARES OF NON-VOTING COMMON STOCK

                          REGISTRATION RIGHTS AGREEMENT




                                                                   July 17, 1998




JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Ladies and Gentlemen:

                  DISCOVERY ZONE, INC., a Delaware corporation (the "Company" or the "Issuer"), is issuing and selling to Jefferies & Company, Inc. (the "Initial Purchaser"), upon the terms set forth in the Purchase Agreement, dated July 9, 1998 between the Company and the Initial Purchaser (the "Purchase Agreement"), 20,000 units (each, a "Unit" and collectively, the "Units"), each Unit consisting of one $1,000 principal amount of the Company's 13 1/2% Senior Collateralized Notes due 2002 (each, a "Note," collectively, the "Notes"), seventeen detachable warrants (each, a "Series A Warrant," and collectively, the "Series A Warrants"), each to purchase 1,769.36825 shares of common stock, par value $.00017 per share, of the Company (the "Voting Common Stock") or, subject to the conditions set forth in the Warrant Agreement (as defined herein), 1,769.36825 shares of non-voting common stock, par value $.00017 per share, of the Company ("Non-Voting Common Stock") and one detachable redeemable warrant (each, a "Series B Warrant" and collectively, the "Series B Warrants"), each to purchase 780.6036 shares of the Company's Common Stock or, subject to the conditions set forth in the Warrant Agreement, 780.6036 shares of the Company's Non-Voting Common Stock. As an inducement to the Initial Purchaser to enter in to the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of the Holders (as defined below) of the Securities (as




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defined below) (including, without limitation, the Initial Purchaser), as follows:

1.       Definitions
         -----------

         Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

         Additional Interest:  See Section 4(a).

         Advice:  See last paragraph of Section 6.

         Agreement: This Registration Rights Agreement dated as of the Closing Date, between the Company, and the Initial Purchaser.

         Applicable Period:  See Section 2(e).

         Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the city of New York are authorized or required by law or executive order to be closed.

         Closing Date:  July 17, 1998.

         Collateral Agreements: The Pledge Agreement, Escrow Agreement, Security Agreement, Trademark Assignment Subsidiary Pledge Agreement, Pledge Possession Agreement, Mortgage and Subsidiary Security Agreements.

         Common Stock: See the first introductory paragraph to this Agreement.

         Company: See the first introductory paragraph to this Agreement.

         Day:  Unless otherwise expressly provided, a calendar day.

         Effectiveness Date:  The 180th day after the Closing Date.

         Effectiveness Period:  See Section 3(a)

         Escrow Agreement: The Escrow Agreement referred to in the Indenture.

         Event Date:  See Section 4(b)

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Exchange Note: 13 1/2% Senior Collateralized Notes due 2002, Series B, of the Issuer, including the guarantees endorsed



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thereon, identical in all material respects to the Notes, except for references to series and restrictive legends.

         Exchange Offer:  See Section 2(a).

         Exchange Registration Statement:  See Section 2(a).

         Filing Date:  The 120th day after the Closing Date.

         Holder:  Any registered holder of Registrable Notes.

         Indemnified Party:  See Section 8(c).

         Indemnifying Party:  See Section 8(c).

         Indenture: The Indenture, dated as of the Closing Date, among the Company, the existing Subsidiary Guarantors and Firstar Bank of Minnesota, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

         Initial Purchaser: See the first introductory paragraph to this Agreement.

         Initial Shelf Registration:  See Section 3(a).

         Inspectors:  See Section 6(o).

         Issuer: See the first introductory paragraph to this Agreement.

         Mortgage:  The Mortgage referred to in the Indenture.

         NASD:  National Association of Securities Dealers, Inc.

         Non-Voting Common Stock: See the first introductory paragraph to this Agreement.

         Notes: See the first introductory paragraph to this Agreement.

         Notes Prospectus: The prospectus included in any Notes Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Notes Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.




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         Notes Registration Statement: Any registration statement of the Issuer filed with the SEC under the Securities Act, (including, but not limited to, the Exchange Registration Statement, the Shelf Registration and any subsequent Shelf Registration) that covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         Participating Broker-Dealer:  See Section 2(e).

         Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

         Piggy-Back Registration:  See Section 11(b).

         Pledge Agreement: The Pledge Agreement referred to in the Indenture.

         Pledge Possession Agreement: The Pledge Possession Agreement referred to in the Indenture.

         Private Exchange:  See Section 2(f).

         Private Exchange Notes:  See Section 2(f).

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         Purchase Agreement: See the first introductory paragraph to this Agreement.

         Records:  See Section 6(o).

         Registrable Notes: (i) Notes, (ii) Private Exchange Notes and (iii) any Exchange Notes received in the Exchange Offer, in each case, that may not be sold without restriction under federal or state securities laws.




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         Registrable Warrant Shares: Any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Warrant Shares, such securities shall cease to be Registrable Warrant Shares when (i) a Warrants Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Warrants Registration Statement, (ii) such securities are eligible for sale to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) or are all otherwise eligible for sale under Rule 144 by such Holder in the current calendar quarter, or (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force.

         Registration Statement: Any Notes Registration Statement or Warrant Shares Registration Statement.

         Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         SEC:  The Securities and Exchange Commission.

         Securities: The Notes, the Private Exchange Notes, the Exchange Notes, the Warrants and the Warrant Shares.

         Security Agreement: The Security Agreement referred to in the
Indenture.




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         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         Selling Holder: A Holder who is selling Registrable Warrant Shares in accordance with Section 11 hereof.

         Shelf Notice:  See Section 2(j).

         Shelf Registration:  See Section 3(b).

         Subsequent Shelf Registration:  See Section 3(b).

         Subsidiary Guarantor: Each subsidiary of the Issuer that guarantees the obligations of the Issuer under the Notes and Indenture.

         Subsidiary Pledge Agreement: The Subsidiary Pledge Agreement referred to in the Indenture.

         Subsidiary Security Agreements: The Subsidiary Security Agreements referred to in the Indenture.

         TIA:  The Trust Indenture Act of 1939, as amended.

         Trademark Assignment: The Trademark Assignment referred to in the Indenture.

         Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

         Underwritten registration or underwritten offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

         Units: See the first introductory paragraph to this Agreement.

         Voting Common Stock: See the first introductory paragraph to this Agreement.

         Warrant Agreement: The Warrant Agreement referred to in the Indenture.

         Warrant Shares Registration Expenses: All expenses incident to the Company's performance of or compliance with Section 11 of this Agreement, including, without limitation, all SEC and stock exchange or NASD registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Warrants), preparing, printing, filing, duplicating and distributing a Warrants Registration Statement and the related Prospectus, the cost of printing stock



                                      - 6 -

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certificates, the cost and charges of any transfer agent, rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of any counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Warrant Shares by Selling Holders), fees and expenses of one counsel for the Selling Holders and other reasonable out-of-pocket expenses of the Selling Holders.

         Warrant: Individually, a Series A Warrant or a Series B Warrant.

         Warrants: Collectively, the Series A Warrants and the Series B
Warrants.

         Warrants Prospectus: The prospectus included in any Warrant Shares Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Warrants covered by such Warrant Shares Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.

         Warrant Shares Registration Filing Date: A date on or before the date occurring 90 days after the effectiveness date of a registration statement filed with the SEC in connection with an initial public offering of the Common Stock, provided, however, that, upon the written request of the managing underwriter of such initial public offering such date may be extended to the date 180 days following the effectiveness date of such initial public offering.

         Warrant Shares Registration Statement:  See Section 11(a).

         2.       Exchange Offer
                  --------------

                  (a) The Issuer shall (and shall cause any existing Subsidiary Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Registration Statement") on an appropriate form under the Securities Act with respect to an offer (the "Exchange Offer") to the Holders of Registrable Notes to issue and deliver to such Holders, in



                                      - 7 -

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exchange for the Notes, a like aggregate principal amount of Exchange Notes,
(ii) use their best efforts to cause the Exchange Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use their best efforts to issue on or prior to 30 Business Days after the date on which the Exchange Registration Statement is declared effective, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

                  (b) The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA), (ii) the Security Agreement or a security agreement that is identical to the Security Agreement and (iii) the Escrow Agreement or an agreement that is identical to the Escrow Agreement.

                  (c) Interest on each Exchange Note and Private Exchange Note will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest have been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note and Private Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

                  (d) The Issuer may require each Holder who participates in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that if such Holder is an affiliate of the Issuer within the meaning of the Securities Act, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.



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                  (e) The Issuer shall include within the Notes Prospectus
contained in the Exchange Registration Statement a Section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Initial Purchaser, represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" Section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Notes Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker Dealers, and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Issuer shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Notes Prospectus contained therein, in order to permit such Notes Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the "Applicable Period").

                  (f) If, upon consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having the status of an unsold allotment in the initial distribution, the Company (upon the written request from such Initial Purchaser) shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by the Initial Purchaser, a like principal amount of debt securities of the Company, guaranteed by any then existing Subsidiary Guarantors and secured by the same collateral as the Exchange Notes, that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the U.S. (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes).

                  (g) In connection with the Exchange Offer, the Issuer shall:

                           (1) mail to each Holder a copy of the Notes
         Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal (as an exhibit thereto) and related documents;



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                           (2) utilize the services of a depository for the
         Exchange Offer with an address in the Borough of Manhattan, the City of New York, which may be the Trustee or an affiliate thereof;

                           (3) permit Holders to withdraw tendered Registrable Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                           (4) otherwise comply in all material respects with all applicable laws.

                  (h) As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Issuer shall:

                           (1) accept for exchange all Notes validly tendered pursuant to the Exchange Offer or the Private Exchange, as the case may be, and not validly withdrawn;

                           (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

                           (3) cause the Trustee to authenticate and deliver promptly to each Holder tendering such Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes, Exchange Notes or Private Exchange Notes, as the case may be, of such Holder so accepted for exchange.

                  (i) The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Company pursuant to the Collateral Agreements and in any Subsidiary Guarantee as such terms are defined in the Indenture) on an equal and ratable basis.

                  (j) If, (i) prior to the consummation of the Exchange Offer, either the Issuer or the Holders of a majority in aggregate principal amount of the outstanding Registrable Notes determines in its or their reasonable judgment that (A) the Exchange Notes would not, upon receipt, be tradable by the Holders thereof without restriction under the Securities Act, the Exchange Act or applicable Blue Sky or state securities laws or (B) the interests of the Holders under this Agreement, taken as a whole, would be materially adversely affected by the consummation of the Exchange Offer, (ii) applicable interpretations of the



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staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date, (iii) the Exchange Offer is not consummated within 180 days of the Closing Date for any reason, (iv) any holder of Private Exchange Notes so requests in writing to the Issuer within 120 days after the consummation of the Exchange Offer or (v) in the case of any Holder not permitted to participate in the Exchange Offer or any Holder that participates in the Exchange Offer but does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Company within six months of consummation of the Exchange Offer, then the Issuer (and any then existing Subsidiary Guarantor) shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3.

                  (k) No registration effected under this Section 2, and no failure to effect a registration under this Section 2, shall relieve the Company of its obligations to effect a registration upon the request of Holders of Registrable Warrant Shares pursuant to Section 11 hereof.

         3.       Shelf Registration
                  ------------------

                  If a Shelf Notice is delivered pursuant to Section 2(j), then this Section 3 shall apply to all Registrable Notes. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Notes that are not freely tradeable as contemplated by Section 2(j)(v) hereof, provided in each case that the relevant Holder has duly notified the Issuer within six months of the Exchange Offer as required by Section 2(j)(v).

                  (a) Initial Shelf Registration. The Issuer shall as promptly as practicable file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC a Notes Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Issuer (and any then existing Subsidiary Guarantor) has not yet filed an Exchange Registration Statement, the Issuer shall file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration on or prior to the Filing Date and shall use its best efforts to cause such Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date. Otherwise, the Issuer shall use its best efforts to file (and shall cause any then existing Subsidiary Guarantor to file) with the SEC the Initial Shelf Registration within 20 days of the delivery of the Shelf Notice and shall use its best efforts to cause such Shelf Registration



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to be declared effective under the Securities Act as promptly as practicable thereafter. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer and Subsidiary Guarantors shall not permit any securities other than the Registrable Notes to be included in any Shelf Registration. No Holder of Registerable Notes shall be entitled to include any of its Registrable Notes in any Shelf Registration pursuant to this Agreement unless such Holder furnishes to the Issuer and the Trustee in writing, within 30 days after receipt of a request therefor, such information as the Issuer and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration or Prospectus included therein. The Issuer shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 36 months from the Closing Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 5 Business Days of such cessation of effectiveness amend such Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause any then existing Subsidiary Guarantor to file) an additional "shelf" Notes Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registrations was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registrations

                  (c) Supplements and Amendments. The Issuer shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the

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registration form used for such Shelf Registration, if required by the
Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Shelf Registration or by any underwriter of such Registrable Notes.

                  (d) No registration effected under this Section 3, and no failure to effect a registration under this Section 3, shall relieve the Company of its obligations to effect a registration upon the request of Holders of Registrable Warrant Shares pursuant to Section 11 hereof.

         4.       Additional Interest

                  (a) The Issuer acknowledges and agrees that the Holders of Registrable Notes will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay, as liquidated damages, cash interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days commencing on the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                  (ii) if neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective on or prior to the Effectiveness Date, then commencing on the Effectiveness Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Filing Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

                  (iii) if (A) the Issuer (and any then existing Subsidiary Guarantor) has not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 210th day after the date hereof, (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period and is not declared effective again within 5 Business Days, (C) pending the announcement of a material corporate transaction, the Issuer issues a written notice pursuant to

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         Section 6(e)(v) or (vi) that a Shelf Registration Statement or Exchange
         Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration Statement, or 15 days in the aggregate in the case of an Exchange Registration Statement, then Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days commencing on the (x) 210th day after the date hereof, in the case of
         (A) above, (y) the day such Shelf Registration ceases to be effective without being declared effective again within 5 Business Days in the case of (B) above, or (z) the day the Exchange Registration Statement or Shelf Registration ceased to be usable in case of clause (C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Registration Statement or Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or Initial Shelf Registration (in the case of
(ii) above), or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (iii)(B) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) The Issuer shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this
Section 4 will be payable semi-annually, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such semi-annual period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         5.       Hold-Back Agreements
                  --------------------

                  The Issuer agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, (A) the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Registrable Notes to be included in such Registration Statement consent or (B) the commencement of an underwritten public distribution of Registrable Warrant Shares, if the managing underwriter thereof so requests.

         6.       Notes Registration Procedures
                  -----------------------------

                  In connection with the filing of any Notes Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Notes Registration Statement filed by the Issuer hereunder, the Issuer shall:

                  (a) Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Registration Statement or if the Exchange Registration Statement is not filed because of the circumstances contemplated by Section 2(j)(ii), a Shelf Registration as prescribed by Section 3, and use its best efforts to cause each such Notes Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration is filed pursuant to
Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Notes Registration Statement or Notes Prospectus or any amendments or supplements thereto the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Notes to be registered pursuant to such Shelf Registration Statement, or each Participating Broker-Dealer and to their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuer shall not file any such Notes Registration Statement or Notes Prospectus or any amendments or supplements thereto if the holders of a majority in aggregate principal amount of the Registrable Notes covered by such Notes Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

                  (b) Provide an indenture trustee for the Registrable Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Notes) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (c) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Notes Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Notes Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Notes Registration Statement as so amended or in such Notes Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuer shall not, during the Applicable Period take any action that would result in selling Holders of the Registrable Notes covered by a Notes Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period.

                  (d) Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective and (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents, (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request. The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment thereto.

                  (e) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify in writing the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days) (i) when a Notes Prospectus or any Notes Prospectus supplement or post-effective amendment has been filed, and, with respect to a Notes Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Notes Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Notes Registration Statement or of any order preventing or suspending the use of any Notes Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Notes Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Notes Registration Statement or related Notes Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Notes Registration Statement, Notes Prospectus or documents so that, in the case of the Notes Registration Statement and the Notes Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of any reasonable determination by the

Company that a post-effective amendment to a Notes Registration Statement would be appropriate.

                  (f) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Notes Registration Statement or of any order preventing or suspending the use of a Notes Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible date.

                  (g) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (C) requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplements or post-effective amendment.

                  (h) Prior to any public offering of Registrable Notes or any delivery of a Notes Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or any managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Notes Registration Statement is required to be kept effective and do any and all other acts or things reasonable necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that neither the Issuer nor any existing Subsidiary Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If (A) a Shelf Registration is filed pursuant to Section 3 or (B) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) use its best efforts to cause the Registrable Notes covered by any Notes Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Notes Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) hereof, as promptly as practicable prepare and file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Notes Registration Statement or a supplement to the related Notes Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Notes Prospectus will be delivered by a Participating Broker-Dealer, such Notes Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Use its best efforts to cause the Registrable Notes covered by a Notes Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Notes Registration Statement or the managing underwriter or underwriters, if any.

                  (m) Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

                  (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuer requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder, such letters to be in customary form and covering mattes of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested by underwriters; and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Notes being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

                  (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Notes Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Notes Registration Statement. Such Records shall be kept confidential by each Inspector and shall not be disclosed by the Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Notes Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction,
(iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Registrable Notes and each such

Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and, to the extent practicable, use its best efforts to allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

                  (p) Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Company earnings statements satisfying the provisions of section 11(a) of the Securities Act and Rules 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Notes Registration Statement, which statements shall cover said 12-month periods.

                  (q) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company (in form, scope and substance reasonably satisfactory to the Purchaser), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company and the existing Subsidiary Guarantors have duly authorized, executed and delivered the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture, (ii) the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company and the existing Subsidiary Guarantors, enforceable against the Company and the existing Subsidiary Guarantors in accordance with their respective terms, except as such enforcement may be subject to customary exceptions and
(iii) all obligations of the Company and the existing Subsidiary Guarantors under the Exchange Notes or the Private Exchange Notes, as the case may be, and the Indenture are secured by Liens on the assets securing the obligations of the Company under the Notes, Indenture and Collateral Agreements.

                  (r) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by the Holders to the Issuers (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes of the Private

Exchange Notes, as the case may be, the Issuer shall mark, or caused to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; provided that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (s) Cooperate with each seller of Registrable Notes covered by any Notes Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD.

                  (t) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Notes covered by a Notes Registration Statement contemplated hereby.

                  The Issuer may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Notes of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 60 days) after receiving such request.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by a Notes Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Notes Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Notes Prospectus contemplated by Section 6(k), or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuer, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer all copies, other than permanent file copies, then in such Holder's or Participating Broker-Dealer's possession, of the Notes Prospectus covering such Registrable Notes current at the time of the receipt of such notice. In the event the Issuer shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-

Dealer shall have received (x) the copies of the supplemented or amended Notes Prospectus contemplated by Section 6(k) or (y) the Advice.

         7.       Registration Expenses
                  ---------------------

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer (other than Warrant Shares Registration Expenses which are covered by Section 11) shall be borne by the Issuer, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof, (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Notes Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of its obligations hereunder, (iv) fees and disbursements of counsel for the Issuer, (v) fees and disbursements of all independent certified public accountants referred to in
Section 6(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer desires such insurance, (viii) fees and expenses of all other Persons retained by the Issuers, (ix) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (x) the expense of any annual audit,
(xi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (ii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in any Registration Statement. The Company shall pay all documentary, stamp, transfers or other transactional taxes attributable to the issuance or delivery of the Exchange Notes or Private Exchange Notes in exchange for the Notes; provided that the Company shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Note or Private Exchange Note in a name other than that of the Holder of the Note in respect of which such Exchange Note or Private Exchange Note is being issued.

         8.       Indemnification
                  ---------------

                  (a) Indemnification by the Company. The Company shall (and shall cause each Subsidiary Guarantor, jointly and severally, to) without limitation as to time, indemnify and hold harmless each Holder of Registrable Notes, Exchange Notes, Private Exchange Notes or Registrable Warrant Shares and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing)(collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company (or reviewed and approved in writing) by such Holder or Participating Broker-Dealer or its counsel expressly for use therein; provided, however, that the Company will not be liable to any Indemnified Party under this
Section 8 to the extent Losses were solely caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto if (i) the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding, (ii) any such Losses resulted from an action, claim or suit by any Person who purchased Registrable Warrant Shares, Registrable Notes or Exchange Notes which are the subject thereof from such Indemnified Party and (iii) it is established in the related proceeding that such Indemnified Party failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Warrant Shares, Registrable Notes or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 6 of this Agreement. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

                  (b) Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company, its directors and each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers, and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Company expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Notes or Registrable Warrant Shares giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the "Indemnifying Parties") in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

                  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 business days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or
(2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses or more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

                  No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

                  (d) Contribution. If the indemnification provided for in this
Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Notes, Exchange Notes or Registrable Warrant Shares over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         9.       Rules 144 and 144A
                  ------------------

                  The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

         10.      Underwritten Registrations of Registrable Notes
                  -----------------------------------------------

                  If any of the Registrable Notes covered by any Shelf Registration is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Issuer.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         11.      Registration of Registrable Warrant Shares
                  ------------------------------------------

                  (a) Shelf Registration of Registrable Warrant Shares. The Company shall, on or prior to the Warrant Shares Registration Filing Date, (i) file a registration statement covering resales of the Warrant Shares (the "Warrant Shares Registration Statement"), (ii) use its best efforts to cause the Warrant Shares Registration Statement to be declared effective under the Securities Act and (iii) use its best efforts to keep effective the Warrant Shares Registration Statement until the earlier of the tenth anniversary of the Closing Date or such time as all of the Warrants have been exercised. The Company shall, in the event that a Warrant Shares Registration Statement is filed, provide to each Holder copies of the Prospectus that is a part of the Warrant Shares Registration Statement, notify each such Holder when the Warrant Shares Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Warrant Shares. The Company shall require a Holder that sells Warrant Shares pursuant to the Warrant Shares Registration Statement to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, and any such Holder shall be bound by the provisions of this Agreement that are applicable to such Holder (including certain indemnification rights and obligations). Each Holder of the Warrant Shares shall deliver information to be used in connection with the Warrant Shares Registration Statement and provide comments on the Warrant Shares Registration Statement within the time periods set forth in this Agreement in order to have its Warrant Shares included in the Warrant Shares Registration Statement.

                  (b) Piggy-Back Registration of Registrable Warrant Shares. If at any time after the Closing Date the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of its Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders or (iii) any Notes Registration Statement), then the Company shall give written notice of such proposed filing to the Holders of Registrable Warrant Shares as soon as practicable (but in no event fewer than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Warrant Shares as each Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Registrable Warrant Shares intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of a) an aggregate of 180 days after the effective date thereof or b) the consummation of the distribution by the Holders of all of the Registrable Warrant Shares covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Warrant Shares requested to be included in a PiggyBack Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Warrant Shares in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Warrant Shares in any Registration Statement pursuant to this Section 11 by giving written notice to the Company of its request to withdraw at any time prior to the filing of such Registration Statement with the SEC. The Company will pay all Warrant Shares Registration Expenses in connection with each registration of Registrable Warrant Shares requested pursuant to this Section 11, and each Holder of Registrable Warrant Shares shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Warrant Shares pursuant to a Piggy-Back Registration effected pursuant to this Section 11.

                  No registration effected under this Section 11, and no failure to effect a registration under this Section 11, shall relieve the Company of its obligations to effect a registration upon the request of Holders of Registrable Notes pursuant to Sections 2 and 3 hereof, and no failure to effect a registration under this Section 11 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

                  (c) Priority in Piggy-Back Registration. In a registration pursuant to this Section 11 involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriter's opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: ((i) first, the securities which the Company proposes to register, ((ii) second, provided that no securities proposed to be registered by the Company have been excluded from such registration, the securities that have been requested to be included in such registration by the Selling Holders, and ((iii) third, provided that no securities sought to be included by the Selling Holders have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, provided that no securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for such registration have been excluded from such registration, the securities requested to be included in such registration by the Selling Holders pursuant to this Agreement, (iii) third, provided that no securities sought to be included by the Selling Holders or such Persons have been excluded from such registration, securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought be registered by such Persons) and (iv) fourth, provided that no securities sought to be included by other Persons entitled to exercise "piggy-back" registration rights pursuant to such contractual commitments have been excluded from such registration, any securities which the Company proposes to register.

                  (d) Suspension of Sales, etc. Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the effectiveness of, or suspend the rights of any Selling Holders to make sales pursuant to any Warrant Shares Registration Statement otherwise required to be prepared, filed and kept effective by it under this
Section 11; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 120 days after the date of the determination of the Board of Directors referred to in the next sentence. Such postponement or suspension may only be effected if the Board of Directors of the Company determines in good faith that the effectiveness of, or sales pursuant to, such Warrant Shares Registration Statement would materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so postpone the effectiveness of, or suspend the rights of any Selling Holders to make sales pursuant to, a Warrant Shares Registration Statement, it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the effectiveness of a Warrant Shares Registration Statement, upon the affirmative vote of Selling Holders of not less than a majority of the Registrable Warrant Shares to be included in such Warrant Shares Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 11(a) hereof equal to the number of days of the suspension.

                  (e) Exclusion of Registrable Warrant Shares. The Company shall not be required by this Section 11 to include Registrable Warrant Shares in a Piggy-Back Registration if (i) in the written opinion of outside counsel to the Company, addressed to the Holders of Registrable Warrant Shares and delivered to them, the Holders of such Registrable Warrant Shares seeking registration would be free to sell all such Registrable Warrant Shares within the current calendar quarter without registration under Rule 144, which opinion may be based in part upon the representation by the Holders of such Registrable Warrant Shares seeking registration, which representation shall not be unreasonably withheld, that each such Holder is not an affiliate of the Company within the meaning of the Securities Act, and (ii) all requirements under the Securities Act for effecting such sales are satisfied at such time.

                  (f) Obligations of Selling Holders. The Company's obligations under this Section 11 shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable requirements of the SEC and to obtain any acceleration of the effective date of a Warrant Shares Registration Statement.

                  (g) No Special Audit. The Company shall not be obligated to cause any special audit to be undertaken in connection with any Piggy-Back Registration unless such audit is requested by the underwriters with respect to such Piggy-Back Registration.

         12.      Miscellaneous
                  -------------

                  (a) No Inconsistent Agreements. The Issuer has not entered, as of the date hereof, and the Issuer shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Notes Registration Statement or a Warrant Shares Registration Statement.

                  (b) Adjustments Affecting Registrable Warrant Shares or Registrable Notes. The Company shall not, directly or indirectly, take any action with respect to the Registrable Warrant Shares or Registrable Notes as a class that would adversely affect the ability of the Holders to include such Registrable Warrant Shares or Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) in circumstances that would adversely affect any Holders of Registrable Warrant Shares or Registrable Notes, the Holders of a majority of the Registrable Warrant Shares (treating as outstanding for this purpose Warrant Shares issuable on exercise of unexercised Warrants) or the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes, as the case may be, and (B) in circumstances that would adversely affect Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 8 and this Section 12(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Participating Broker-Dealer Holder of Registrable Warrant Shares or Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Notes Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being tendered or being sold by such Holders pursuant to such Notes Registration Statement.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                           (1) if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Warrants or the Notes, with a copy in like manner to the Initial Purchaser as follows:

                                    JEFFERIES & COMPANY, INC.
                                    11100 Santa Monica Boulevard
                                    10th Floor
                                    Los Angeles, California  90025
                                    Facsimile No.:  (310) 575-5166
                                    Attention:  Andrew Whittaker

                           (2) if to the Initial Purchaser, at the address specified in Section 12(d)(1);

                           (3)      if to the Issuer, as follows:

                                    Discovery Zone, Inc.
                                    565 Taxter Road, 5th Floor
                                    Elmsford, New York 10523
                                    Facsimile No.: (914) 345-4527
                                    Attention: Chief Executive Officer

                                    with a copy to:

                                    Attention: General Counsel
                                    Facsimile No: (914) 345-4516

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed, one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery, and when receipt is acknowledged by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY TO DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID

ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such comment or approval was given by the Holders of such required percentage.

                  (k) Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture, the Notes, the Warrants, the Warrant Agreement and the Collateral Agreements, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            DISCOVERY ZONE, INC.



                                            By: /s/ Scott W. Bernstein
                                                --------------------------------
                                               Name:   Scott W. Bernstein
                                               Title:  Chief Executive Officer
                                                       and President

ACCEPTED AND AGREED TO:
JEFFERIES & COMPANY, INC.



By: /s/ Andrew Booth
   ----------------------------------
   Name:  Andrew Booth
   Title: Senior Vice President